CERTIFICATE OF INCORPORATION
                                       OF
                             PROLER SUCCESSOR, INC.


         FIRST.  The name of the Corporation is Proler Successor, Inc.

         SECOND. The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of Newcastle. The name and address of its resident agent therein is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 15,500,000, of which 15,000,000 shall be shares of Common Stock of the par value of $1.00 per share (the "Common Stock") and 500,000 shall be shares of preferred stock of the par value of $1.00 per share (the "Preferred Stock").

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions, of the Common Stock and the Preferred Stock are as follows:

         PART 1.           COMMON STOCK PROVISIONS

         (a) DIVIDEND RIGHTS. Subject to provisions of law and the preferences of the Preferred Stock and of any other stock ranking prior to the Common Stock as to dividends, the holders of the Common Stock shall be entitled to receive dividends at such time and in such amounts as may be determined by the board of directors.

         (b) VOTING RIGHTS. Except as provided by law and in this Certificate of Incorporation, the holders of the Common Stock shall have one vote for each share on each matter submitted to a vote of the stockholders of the Corporation. Except as otherwise provided by law, by this Certificate of Incorporation or by resolutions of the board of directors providing for the issue of any series of Preferred Stock, the holders of the Common Stock shall have sole voting power.

         (c) LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any stock ranking prior to the Common Stock in the distribution of assets shall be entitled upon liquidation, the holders of the Common Stock and the holders of any other stock ranking on a parity with the Common Stock in the distribution of assets upon liquidation shall
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be entitled to share in the remaining assets of the Corporation according to their respective interests.

         PART 2.           PREFERRED STOCK PROVISIONS

         (a) AUTHORITY OF THE BOARD OF DIRECTORS TO ISSUE IN SERIES. The Preferred Stock may be issued from time to time in one or more series. All shares of any one series of Preferred Stock shall be identical except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates shall cumulate, if cumulative. Authority is hereby expressly granted to the board of directors to authorize the issue of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the number of shares in such series and the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of such series, to the full extent now or hereafter permitted by law, subject to any other provision of this Certificate of Incorporation.

         (b)      SERIES A JUNIOR PARTICIPATING PREFERRED STOCK.

                  Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 50,000.

                  Section 2.                DIVIDENDS AND DISTRIBUTIONS.

                  (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $12.50 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time following February 27, 1996 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the

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         outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $12.50 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                  Section 3. VOTING RIGHTS. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event

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         the Corporation shall at any time following February 27, 1996 (i)
         declare any dividend on Common Stock payable in shares of Common Stock,
         (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (C)(i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, the holders of Preferred Stock, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

                  (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill vacancies, if any, in the Board of Directors as may then exist up to (2) Directors or, if such right is exercised at any annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be

                                        4

         increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or PARI PASSU with the Series A Junior Participating Preferred Stock.

                  (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman, a Vice-Chairman or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 30 days after such order or request or in default of the calling of such meeting within 45 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period 30 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                  (iv) In any default period the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph
         (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                  (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the restated certificate of incorporation or bylaws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this
         Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the restated certificate of incorporation or bylaws). Any vacancies in the Board of Directors effected by the

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         provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

                  (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                  Section 4.                CERTAIN RESTRICTIONS.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                           (i) declare or pay dividends on, make any other
                  distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                  up) to the Series A Junior Participating Preferred Stock;

                           (ii) declare or pay dividends on or make any other
                  distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled.

                           (iii) redeem or purchase or otherwise acquire for
                  consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                  up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock); or

                           (iv) purchase or otherwise acquire for consideration
                  any shares of Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 5. REQUIRED SHARES. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  Section 6.             LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (A) Upon any voluntary liquidation, dissolution or winding up of the Corporation, no distributions shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $5,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio, on a per share basis, of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

                  (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the

         Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

                  (C) In the event the Corporation shall at any time following February 27, 1996 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case as the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time
         (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 8. REDEMPTION. The shares of Series A Junior Participating Preferred Stock may be called for redemption by the Corporation, at its option, by vote of the Board of Directors, in whole but not in part, at any time, by paying therefor in cash an amount equal to $5,000 per share, plus accrued and unpaid dividends to the date fixed for redemption.

                  Section 9. RANKING. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

                  Section 10. AMENDMENT. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

                  Section 11. FRACTIONAL SHARES. Shares A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

         FIFTH. No holder of shares of the Corporation of any class shall be entitled as of right to subscribe for, purchase, or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, or other securities convertible into stock of any class, and all such additional shares of stock, bonds, debentures or other securities convertible into stock may be issued and disposed of by the Board of Directors to such person or persons and on such terms and for such consideration (so far as may be permitted by law) as the Board of Directors, in their absolute discretion, may deem advisable.

         SIXTH. The minimum amount of capital with which the Corporation will commence business is $1,000.

         SEVENTH.  The Corporation is to have perpetual existence.

         EIGHTH. The number of directors which shall constitute the full board of directors shall be fixed in the bylaws of the Corporation. The board of directors shall have power to make, amend or repeal the bylaws, and such power may be exercised by the directors in accordance with law and the provisions of this Certificate of Incorporation, except that no amendment, repeal or other action with respect to the bylaws which increases the number of directors of the Corporation shall be valid unless it is approved by not less than 80% of the directors holding office immediately prior to such action. No decrease in the number of directors shall shorten the term of any incumbent director. To the extent that any provision of this Article Eighth is inconsistent with any provision of Article Tenth hereof, such provision of this Article Eighth shall govern and control.

         NINTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

         TENTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         (1)      To make, alter or repeal the bylaws of the corporation.

         (2) To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

         (3) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to reduce or abolish any such reserve in the manner in which it was created.

         (4) By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the Corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the bylaws of the Corporation or as may be determined from time to time by resolution adopted by the board of directors.

         (5) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, or other securities of, or both, any other corporation or corporations, as the board of directors shall deem expedient and for the best interests of the corporation.

         ELEVENTH. No contract or other transaction entered into by the Corporation with one or more of its directors or with any firm in which any of its directors are members or are otherwise interested or with any Corporation or association in which any of its directors are stockholders, directors, officers, members, employees or otherwise interested shall be void or voidable for the reason that such director or directors having such interest are present and counted in determining the existence of a quorum at a meeting of the Board of Directors of the Corporation which authorizes or approves such contract or transaction or that the vote of such director or directors having such interest shall have been necessary to authorize or approve such contract or transaction, provided that the fact of such interest shall be disclosed or otherwise known to the Board of Directors.

         TWELFTH. Meetings of stockholders may be held outside the State of Delaware, if the bylaws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation. Elections of directors need not be by ballot unless the bylaws of the Corporation shall so provide.

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         THIRTEENTH. The Corporation reserves the right to amend, alter, change or repeal any provision herein contained in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         FOURTEENTH. The directors of the Corporation are hereby divided into three classes, which are designated the class A directors, class B directors and class C directors. The term of office of the class A directors shall expire at the annual meeting of stockholders next ensuing after the effective date of this Article Fourteenth, the term of office of the class B directors shall expire one year thereafter and the term of office of the class C directors shall expire two years thereafter. At each annual election held after the effective date of this Article Fourteenth, directors shall be chosen for a full term of three years to succeed the directors whose terms have expired. No power or duty of any director shall be affected by the class of directors to which such director belongs.

         The directors of the Corporation shall have power to fix the number of directors in each class, but the number of directors in any class shall not exceed by more than one the number of directors in any other class.

         No director of the Corporation may be removed except for cause.

         FIFTEENTH. Part 1. Except as otherwise specifically provided herein, the provisions of this Article Fifteenth shall be applicable to any (i) merger or consolidation of the Corporation with or into, (ii) sale, lease or other disposition of assets of the Corporation to, or (iii) purchase, lease or other acquisition of assets by the Corporation from, any corporation, person or entity which beneficially owned (as defined below) more than 5% of the voting securities (as defined below) of the Corporation either (a) at the record date for determination of stockholders of the Corporation entitled to vote on or consent to such transaction or (b) in case of any transaction which would not require any vote of the stockholders absent this Article Fifteenth, at the date the Corporation entered into any agreement regarding such transaction.

         Part 2. a. For purposes of this Article Fifteenth, securities "beneficially owned" by a corporation, person or entity shall be deemed to include securities (i) which it owns directly, whether or not of record, (ii) which it has the right to acquire pursuant to any agreement, undertaking or other arrangement, (iii) which are beneficially owned directly or indirectly by any "affiliate" or "associate" of such corporation, person or entity within the definition of such terms in Regulation Section 240.12b-2 (Rule 12b-2) under the Securities Exchange Act of 1934 as in effect on February 27, 1996, and (iv) which are beneficially owned directly or indirectly by any other corporation, person or entity with which it or any affiliate or associate has any agreement, understanding or arrangement regarding the acquisition, holding, voting or disposition of any securities of the Corporation.

         b. For purposes of this Article Fifteenth the "voting securities" of the Corporation shall include the Common Stock of the Corporation together with any other securities of the Corporation now or hereafter authorized and which at the time of any
                                       11

determination of "voting securities" for purposes hereof are outstanding and entitled to vote in elections of directors of the Corporation.

                  c. For purposes of this Article Fifteenth the term "subject transaction" shall include any transaction of the nature described in Part 1 of this Article Fifteenth.

         Part 3. Except as otherwise provided in Part 4 of this Article Fifteenth the Corporation shall not enter into or consummate any subject transaction without the affirmative vote or consent of (i) the holders of not less than 75% of the voting securities of the Corporation and (ii) the holders of not less than a majority of the voting securities of the Corporation exclusive of any voting securities of the Corporation beneficially owned by the corporation, person or entity with whom it is proposed that the Corporation enter into the subject transaction. For purposes of any vote or consent pursuant to this Article Fifteenth, the Common Stock and any other voting securities of the Corporation shall vote together as a single class, except as otherwise provided by law.

         Part 4. Anything elsewhere in this Article Fifteenth notwithstanding, the provisions of this Article Fifteenth shall not be applicable to (i) any subject transaction (or series of related subject transactions) consisting of the sale, lease or other acquisition or disposition by the Corporation of assets whose fair market value did not exceed 10% of the fair market value of all the assets of the Corporation prior to such subject transaction (or the first of the series of such related subject transactions) or (ii) any subject transaction undertaken pursuant to and in accordance with the terms of a letter of intent or similar written instrument approved by the board of directors and signed by the Corporation before the corporation, person or entity with which the transaction is proposed beneficially owned 5% or more of the voting securities of the Corporation.

         Part 5. The board of directors of the Corporation shall make all determinations pursuant to this Article Fifteenth, including without limitation
(i) the amount of voting securities beneficially owned by any corporation, person or entity, (ii) the status of any corporation, person or entity as an affiliate or associate of another, (iii) the fair market value of any and all assets for purposes hereof and (iv) the date of approval of any letter of intent and the compliance of any transaction with the terms thereof. Any such determination reasonably made in good faith by the directors on the basis of information available to them shall be conclusive, and no director will have any liability to the Corporation or any other corporation, person or entity because of any such determination so made.

         Part 6. Notwithstanding anything to the contrary contained in Article Thirteenth of this Certificate of Incorporation, no amendment, alteration, change or repeal, direct or indirect, of Article Fifteenth shall be effective unless (in addition to any other vote required by law or otherwise) such amendment, alteration, change or repeal receives the affirmative vote or consent of the holders of not less than 75% of all voting securities (as defined in Article Fifteenth) of the Corporation, voting together for such purpose as a single class except as otherwise provided by law.

                                       12

         SIXTEENTH. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. No amendment to or repeal of this Article Sixteenth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         SEVENTEENTH. The incorporator of the Corporation is Travis C. McCullough, 700 Louisiana Street, Suite 1900, Houston, Texas 77002.

         EIGHTEENTH. The names and mailing addresses of the persons who are to serve as the directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

                  NAME                               MAILING ADDRESS

         Herman Proler                               4625 San Felipe
                                                     Houston, Texas 77027

         Steven F. Gilliland                         4625 San Felipe
                                                     Houston, Texas 77027

         Harvey Alter                                4625 San Felipe
                                                     Houston, Texas 77027

         Richard B. Mayor                            700 Louisiana, Suite 1900
                                                     Houston, Texas 77002

         John J. McKenna                             909 Fannin, Suite 1600
                                                     Houston, Texas 77010

                                       13

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 26th day of February, 1996.



                                                       /s/ TRAVIS C. MCCULLOUGH
                                                           Travis C. McCullough
                                                           Incorporator

                                       14

                          CERTIFICATE OF CORRECTION OF
                          CERTIFICATE OF INCORPORATION
                                       of
                           PROLER INTERNATIONAL CORP.

         Proler International Corp., a Delaware corporation, pursuant to Section 103(f) of the General Corporation Law of the State of Delaware, certifies:

         FIRST: That the Certificate of Incorporation, which was filed with the Secretary of State of Delaware on February 27, 1996, is an inaccurate record of the corporate action therein referred to.

         SECOND: That said Certificate of Incorporation was inaccurate in that Article EIGHTEENTH of the Certificate of Incorporation, which set forth the names of the initial directors of the Corporation, omitted the designation of the classes to which such directors were appointed as contemplated by Article FOURTEENTH of the Certificate of Incorporation, which classifies the directors of the Corporation into three classes.

         THIRD:  Article EIGHTEENTH in its corrected form is as follows:


         EIGHTEENTH. The names and mailing addresses of the persons who are to serve as the directors of the Corporation until the annual meeting of stockholders set forth below or until their successors are elected and qualified are as follows:

                                                                                                 INITIAL TERM EXPIRES
                                                                                                   AT ANNUAL MEETING
    NAME                            MAILING ADDRESS                             CLASS              HELD IN THE YEAR:
    ----                            ---------------                             -----            --------------------
Herman Proler                       4625 San Felipe #900
                                    Houston, Texas 77027                          A                       1996

Steven F. Gilliland                 4625 San Felipe #900
                                    Houston, Texas 77027                          C                       1998

Harvey Alter                        1615 "H" Street, N.W.
                                    Washington, D.C. 20062                        A                       1996

Richard B. Mayor                    700 Louisiana #1900
                                    Houston, Texas 77002                          C                       1998

John J. McKenna                     909 Fannin #1600
                                    Houston, Texas 77010                          B                       1997

         IN WITNESS WHEREOF, Proler International Corp. has caused this Certificate of Correction to be executed by its duly authorized officer this 6th day of March, 1996.


                                                      PROLER INTERNATIONAL CORP.

                                                 By:/s/   MICHAEL F. LOY
                                                 Name:    Michael F. Loy
                                                 Title:   Vice President-Finance
                                                          and Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             PROLER SUCCESSOR, INC.


         Proler Successor, Inc., a Delaware corporation (the "Corporation") does hereby certify:

         FIRST: That Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                  "FIRST: The name of the Corporation is Proler International Corp."

         SECOND: That said amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President, this 28th day of February, 1996.

                                         PROLER SUCCESSOR, INC.

                                         By:/s/  STEVEN F. GILLILAND
                                                 Steven F. Gilliland, President